Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Exterran Partners, L.P.’s Registration Statement No. 333-148181 on Form S-3 and Registration Statement No. 333-149639 on Form S-8 of our report dated March 12, 2009, relating to the consolidated balance sheets of Exterran General Partner, L.P. appearing in Exterran Partners, L.P.’s Current Report on Form 8-K filed on or about March 12, 2009.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2009